EXHIBIT 32


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     In connection with the Quarterly  Report of New Taohuayuan  Culture Tourism
Co., Ltd. (the "Company") on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission (the "Report"), Cai Danmei, the Chief Executive Officer and Principal Financial and Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                     NEW TAOHUAYUAN CULTURE TOURISM CO., LTD.



August 15, 2008                      By: /s/ Cai Danmei
                                         ------------------------------------
                                         Cai Danmei, Chief Executive Officer and
                                         Principal Financial and Accounting
                                         Officer